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                                                                       Exhibit 5

                       [BASS, BERRY & SIMS PLC LETTERHEAD]

                                  May 29, 1998

American Retirement Corporation
111 Westwood Place, Suite 402
Brentwood, Tennessee 37027

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as your counsel in connection with your preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission relating to up to $350,000,000 aggregate offering price of securities of the Company ("Securities"), consisting of one or more series of debt securities (the "Debt Securities"), one or more classes or series of shares of preferred stock, no par value per share (the "Preferred Stock"), or shares of common stock, par value $.01 per share (the "Common Stock").

         In our capacity as your counsel in connection with such registration, we are familiar with the action taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and, for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In connection with this opinion, we have also examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that:

         1. When the issuance and sale of Common Stock by the Company has been authorized, including any shares of Common Stock that may be issuable pursuant to the conversion of any Debt Securities or shares of Preferred Stock, and upon issuance, delivery, and payment therefor in the manner contemplated by the Registration Statement, such Common Stock will be validly issued, fully paid, and nonassessable.

         2. When the issuance and sale of any Debt Securities by the Company has been authorized, when an indenture relating to such Debt Securities (the "Indenture") shall have been duly executed and delivered by the Company, and when such Debt


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              Securities shall have been established by the Indenture, duly authenticated by the trustee under the Indenture and executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Indenture and as contemplated by the Registration Statement, such Debt Securities will be validly issued and constitute valid and binding obligations of the Company, subject to (a) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or equity.

         3. When the issuance and sale of Preferred Stock by the Company has been authorized, when the relative rights, preferences and other terms such Preferred Stock has been established in accordance with the terms of the Company's Charter and applicable law, and upon issuance, delivery, and payment therefor in the manner contemplated by the Registration Statement, such Preferred Stock will be validly issued, fully paid, and nonassessable.

To the extent that the obligations of the Company under an Indenture may be dependent upon such matters, we assume for purposes of this opinion that the trustee under the Indenture is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; that the trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed, and delivered by the trustee and constitutes the legally valid, binding, and enforceable obligation of the trustee enforceable against the trustee in accordance with its terms; that the trustee is in compliance, generally, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.


                                          Very truly yours,

                                          /s/ Bass, Berry & Sims PLC